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                                                                    EXHIBIT 10.3

                           LOAN AND SECURITY AGREEMENT



         THIS LOAN AND SECURITY AGREEMENT is entered into as of January 28, 1999, by and between HeadHunter.NET, Inc., a Georgia corporation ("BORROWER"), and ITC Service Company, a Georgia corporation ("LENDER").

                                   BACKGROUND

         WHEREAS, Borrower and Lender desire to enter into a revolving credit facility pursuant to which Lender will make credit available to Borrower for working capital purposes;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:


1.       LOANS

         1.1.     REVOLVING CREDIT LOAN

                  Subject to the terms and conditions hereof, during the period beginning on the date hereof (the "CLOSING DATE") and ending on the Ending Date (as defined below), Lender shall make advances (each a "BORROWING") to Borrower in such amounts as Borrower shall reasonably request from time to time, provided that the maximum outstanding aggregate principal amount of all such Borrowings shall at no time exceed $3,000,000 (the "COMMITMENT"). The "ENDING DATE" shall be the earliest of (i) December 31, 1999, (ii) the closing of a public sale of the Borrower's Common Stock pursuant to the registration provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), at a minimum aggregate offering price to the public of $20 million, as a result of which a public trading market for the Common Stock is created (an "INITIAL PUBLIC OFFERING"), or (iii) any sale, transfer, exchange, pledge or other disposition of the Borrower's Common Stock not requiring registration under the Securities Act in excess of $20 million (a "PRIVATE EQUITY FUNDING"). Each Borrowing shall be made upon written or e-mail notice of the Borrower received by the Lender not later than 5:00 PM five (5) Business Days (as hereinafter defined) prior to the date of the proposed Borrowing, and the amount of such proposed Borrowing shall not be in an amount of less than $100,000. Under the loan facility contemplated by this SECTION 1.1 (the "REVOLVING CREDIT LOAN"), Borrower may borrow, repay, and reborrow, subject to the limitations set forth above. The Revolving Credit Loan shall be evidenced by, and shall be due and payable in accordance with, that certain Revolving Credit Note of Borrower (the "NOTE"), dated the Closing Date and in substantially the form of the promissory note attached hereto as EXHIBIT A (the terms and provisions of which Note are incorporated herein by reference), and shall be secured as hereinafter set forth.
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         1.2.     INTEREST

                  The outstanding principal amount of the Revolving Credit Loan shall bear interest at the rate of eleven percent (11%) per annum.

                  Interest shall be due and payable as more fully set forth in the Note.

         1.3.     USE OF PROCEEDS

                  The proceeds of the Revolving Credit Loan shall be used by Borrower for working capital purposes in accordance with Borrower's then-current Business Plan (as such Plan has been adopted by Borrower's Board of Directors).


2.       REPRESENTATIONS AND WARRANTIES OF BORROWER

                  In order to induce Lender to enter into this Agreement and to make the Revolving Credit Loan, Borrower hereby makes the following representations and warranties to Lender, which representations and warranties shall survive the execution and delivery hereof and of the Note:

         2.1.     ORGANIZATION AND STANDING; AUTHORITY

                  Borrower (a) is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation,
(b) is qualified to do business as a foreign corporation and is in good standing in all jurisdictions where its activities or ownership of property require such qualification, except for any such jurisdictions where the failure to be so qualified would not have a material adverse effect on the ability of Borrower to perform or comply with all terms, conditions, and agreements to be performed or complied with by Borrower under this Agreement or under any of the other Loan Documents (as hereinafter defined), or to perform the transactions contemplated hereby or thereby, and (c) has the power and authority to own, operate, and lease its properties, to carry on its business as currently conducted, to execute and deliver and perform this Agreement, the Note, each Additional Warrant (as hereinafter defined), and any other instruments or agreements executed pursuant hereto or thereto (this Agreement, the Note, each Additional Warrant, and such other instruments and agreements hereinafter collectively referred to as the "LOAN DOCUMENTS"), to incur the obligations provided for in the Loan Documents, and to perform the transactions contemplated in the Loan Documents (including, without limitation, the creation of a first lien and security interest in favor of Lender in the Collateral (as hereinafter defined)), all of which have been duly and validly authorized by all proper and necessary action (all of which actions are in full force and effect).

         2.2.     APPROVALS

                  No approval, consent or other action by any governmental authority or by any other person or entity, which has not been obtained, is or will be necessary to permit the valid

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execution, delivery or performance by Borrower of this Agreement or any of the other Loan Documents.

         2.3.     BINDING EFFECT, NO VIOLATIONS

                  Each of the Loan Documents, upon its execution and delivery, will constitute a legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms. The execution, delivery, and performance of the Loan Documents will not (a) violate, conflict with, or constitute a default under, any law, regulation, order or any other requirement of any court, tribunal, arbitrator, or governmental authority, any terms of the Borrower's Articles of Incorporation, or any material contract, agreement or other arrangement binding upon or affecting Borrower or any of its properties, or (b) result in the creation, imposition or acceleration of any indebtedness or any mortgage, pledge, lien, charge, reservation, covenant, restriction, security interest, or other encumbrance (an "ENCUMBRANCE") of any nature upon, or with respect to, Borrower or any of its properties (other than the Encumbrance created pursuant to the Loan Documents).

         2.4.     LITIGATION

                  There is no claim, litigation, proceeding, or investigation pending, threatened or reasonably anticipated against or affecting Borrower and relating to this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, before or by any court, tribunal, arbitrator, or governmental authority.

         2.5.     TITLE TO ASSETS

                  As of the date hereof, Borrower has good, valid, and marketable title to all of its properties and assets (whether real or personal), and there exist no Encumbrances on any of Borrower's properties or assets, including, without limitation, the Collateral, other than those set forth in EXHIBIT C attached hereto. All personal property of Borrower is in good operating condition and repair, and is suitable and adequate for the uses for which it is being used. Upon the execution and delivery of this Agreement, and upon the filing of financing statements as referred to in SECTION 3 hereof and/or the taking by Lender of possession of the Collateral, as the case may be, Lender will have a good and valid security interest in the Collateral, subject to no Encumbrance in favor of any other person or entity.

         2.6.     INFORMATION

                  The statements made and the documents delivered by Borrower to Lender in connection with this Agreement and the other Loan Documents are true, correct and complete in all material respects and omit no material facts which are necessary to prevent such statements from being misleading.

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         2.7.     NO CHANGE

                  No change in the business, operations, properties or condition (financial or otherwise) of Borrower, or any other event, has occurred since the date of the most recent information submitted to Lender by Borrower as described in SECTION 2.6 hereof, which change could reasonably be expected to have a material adverse effect on the ability of Borrower to perform or comply with all terms, conditions, and agreements to be performed or complied with by Borrower under this Agreement or under any of the other Loan Documents, or to perform the transactions contemplated hereby and thereby.

         2.8.     TAXES

                  Both HeadHunters, L.L.C., a Delaware limited liability company and predecessor to Borrower ("PREDECESSOR"), and Borrower have filed all tax returns and reports required by any governmental authority to be filed by either Predecessor or Borrower, and such returns and reports are true and correct in all material respects. Both Predecessor and Borrower have paid all taxes, assessments, and other government charges imposed upon them or their income, profits or properties, or upon any part thereof, other than those presently payable without penalty or interest and those which are being contested in good faith.

         2.9.     NO DEFAULT

                  No Event of Default (as hereinafter defined), and no event which with notice, lapse of time or other condition would constitute an Event of Default, has occurred and is continuing.

         2.10.    COMPLIANCE WITH LAWS

                  Borrower has complied and is in compliance with all applicable laws, regulations, orders, and other requirements of any governmental authority or arbitrator, and with all terms of Borrower's Articles of Incorporation and each agreement or other arrangement binding upon or affecting Borrower or any of its properties, except for any non-compliance with any of the foregoing which would not have a material adverse effect on the ability of the Borrower to perform or comply with all terms, conditions, and agreements to be performed or complied with by Borrower under this Agreement or under any of the other Loan Documents, or to perform the transactions contemplated hereby or thereby.

         2.11.    LICENSES AND CONTRACTS

                  All material franchises, licenses, permits, certificates, consents, approvals, authorizations, agreements, and contracts necessary to operate Borrower's business as it currently is being operated have been obtained and are in full force and effect.


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         2.12.    CAPITAL STOCK

                  The capital stock of Borrower (the "Capital Stock") described on EXHIBIT D hereto constitutes all the issued and outstanding Capital Stock of the Borrower. Except for each Additional Warrant and as set forth on EXHIBIT D hereto, no person has conversion rights with respect to, or any subscription rights, calls, commitments or claims of any character for, or any repurchase or redemption options relating to the Capital Stock of Borrower. There are no outstanding contractual obligations of Borrower to repurchase, redeem or otherwise acquire any of its Capital Stock or make any material investment (in the form of a loan, capital contribution or otherwise) in any other person. As of the date hereof, all of the outstanding Capital Stock of Borrower will be duly issued, fully paid and non-assessable.

3.       CONDITIONS PRECEDENT

         3.1. CONDITIONS PRECEDENT TO FIRST ADVANCE OF REVOLVING CREDIT LOAN ON OR AFTER THE DATE HEREOF

                  The obligation of Lender to make the first advance of the Revolving Credit Loan on or after the date hereof is subject to the satisfaction (in the reasonable judgment of Lender), at or before the date of such advance, of the following conditions precedent:

                  3.1.1.   REPRESENTATIONS AND WARRANTIES; COMPLIANCE

                  All representations and warranties made by Borrower in this Agreement or any of the other Loan Documents shall be true and correct in all material respects on and as of the date of such advance with the same force and effect as though such representations and warranties had been made on and as of the date of such advance. All of the agreements, terms, covenants, and conditions required by this Agreement to be complied with and performed prior to the date of such advance by Borrower shall have been complied with and performed.

                  3.1.2.   DOCUMENTS

                  Borrower shall deliver to Lender copies of all documents and other items reasonably requested by Lender evidencing Borrower's authority to enter into and perform this Agreement and the other Loan Documents.

                  3.1.3.   EXECUTED NOTE AND OTHER LOAN DOCUMENTS

                  Borrower shall deliver to Lender the fully executed Note and fully executed copies of all other Loan Documents (other than any Additional Warrant).

                  3.1.4.   FINANCING STATEMENTS

                  All Financing Statements deemed necessary by Lender under
SECTION 5 hereof shall have been properly filed and shall be effective as required by Lender.



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         3.2.     CONDITIONS PRECEDENT TO THE SECOND AND EACH SUBSEQUENT ADVANCE
                  OF THE REVOLVING CREDIT LOAN

                  The obligation of Lender to make the second and each subsequent advance of the Revolving Credit Loan is subject to the satisfaction (in the reasonable judgment of Lender), as of the date of each such Revolving Credit Loan advance, of the conditions precedent specified in SECTION 3.1 hereof.

4.       COVENANTS OF BORROWER

                  Until all obligations of Borrower under this Agreement and the other Loan Documents are paid in full and performed, Borrower hereby covenants and agrees that it shall, unless Lender otherwise consents in advance in writing:

         4.1.     PAYMENT OF NOTE

                  Punctually pay the principal of and interest on the Note at the times and places and in the manner specified therein.

         4.2.     CORPORATE EXISTENCE

                  Preserve, maintain, and keep in full force and effect its existence as a corporation in the State of Georgia.

         4.3.     CORPORATE RIGHTS AND FRANCHISES; QUALIFICATION; CONDUCT OF
                  BUSINESS

                  Preserve, maintain, and keep in full force and effect all franchises, licenses, permits, certificates, consents, approvals, authorizations, agreements, and contracts material to the operation of Borrower's business as it currently is being conducted, whether now existing or hereafter granted to or obtained by Borrower; qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its activities and ownership of property; and continue to engage in a business of the same general type as now conducted by it.

         4.4.     TAXES, CHARGES, AND OBLIGATIONS

                  Pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it or upon its income, profits, properties or any part thereof, prior to the date on which penalties attach thereto, as well as all claims which, if unpaid, might become an Encumbrance upon any properties of Borrower, and pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of the indebtedness and other obligations of whatever nature of Borrower; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy, claim, indebtedness or obligation so long as (a) the validity thereof is being contested by Borrower in good faith and by proper proceedings, (b) Borrower sets aside on its books adequate reserves therefor, and (c) in the case where any such tax, assessment, charge, claim or levy might become an

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Encumbrance upon any item of the Collateral or any part thereof, Borrower makes arrangements acceptable to Lender to secure the payment thereof.

         4.5.     MAINTENANCE OF COLLATERAL

                  Keep all Collateral in good repair, working order, and condition, and from time to time make all necessary repairs thereof.

         4.6.     INSURANCE

                  Maintain and keep in full force and effect, with financially sound and reputable insurance companies acceptable to Lender, insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower operates. Lender shall be named as an additional insured with Borrower on all policies insuring any of the Collateral. Additionally, Borrower shall use its reasonable best efforts to obtain and maintain a key man insurance policy on the life of Warren Bare, Chief Executive Officer of Borrower (the "KEY MAN LIFE INSURANCE POLICY"), in the amount of at least $3,500,000. Such policy must be reasonably satisfactory in form and content to Lender and shall provide that, in the event a payment is made thereunder, the insurance company shall be obligated to pay directly to Lender an amount equal to the outstanding amount of the Obligations (as hereinafter defined).

         4.7.     COMPLIANCE WITH LAWS

                  Comply with all applicable laws, regulations, orders, and other requirements of any court, tribunal, arbitrator, or governmental authority, non-compliance with which could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Borrower.

         4.8.     BOOKS AND RECORDS

                  Keep and maintain adequate and proper records and books of account, in which complete entries are made in accordance with generally accepted accounting principles consistently applied and in accordance with all laws, regulations, orders, and other requirements of any court, tribunal, arbitrator, or governmental authority, reflecting all financial and other transactions of Borrower normally and customarily included in records and books of account of companies engaged in the same or similar businesses and activities as Borrower.

         4.9.     ACCESS TO BORROWER'S EMPLOYEES, PROPERTIES, AND BOOKS AND
                  RECORDS

                  Permit Lender and any agents or representatives thereof, during normal business hours and upon reasonable notice to Borrower, to visit and inspect the properties of Borrower, to examine and make abstracts from any of Borrower's books and records, and to discuss the business, operations, properties, and condition (financial or otherwise) of Borrower with any


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of the officers, directors, employees, agents or representatives (including, without limitation, the independent certified public accountants) of Borrower.

         4.10.    FINANCIAL STATEMENTS

                  Furnish to Lender (a) within one hundred twenty (120) days after the end of each fiscal year of Borrower, the audited balance sheet of Borrower as of the end of such fiscal year and the related audited statements of income, changes in stockholders' equity and changes in financial position of Borrower for such fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied, and certified without qualification by an independent certified public accountant of recognized standing; (b) within sixty (60) days after the end of each quarter of each fiscal year of Borrower, a balance sheet and related statement of income, changes in members' equity, and changes in financial position of Borrower, as of the end of such quarter, certified by Borrower's chief financial officer as having been prepared in accordance with generally accepted accounting principles consistently applied; and (c) not later than fifteen (15) days after each calendar month end, a balance sheet and income statement of Borrower as of the last day of such month.

         4.11.    COLLATERAL

                  Execute, deliver, and file, or cause the execution, delivery, and filing of, any and all documents (including, without limitation, financing statements and continuation statements), necessary or desirable for Lender to create, perfect, preserve, validate, or otherwise protect a first lien and security interest in the Collateral; maintain, or cause to be maintained, at all times Lender's first lien and security interest in the Collateral; immediately upon learning thereof, report to Lender any reclamation, return or repossession of any goods forming a part of the Collateral, any material claim or dispute asserted by any debtor with respect to any material account, and any other matters materially affecting the value or enforceability or collectibility of any of the Collateral; defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Lender, and pay all costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such defense; at Borrower's sole cost and expense (including legal costs and reasonable attorneys' fees and expenses), settle any and all stock claims, demands, and disputes, and indemnify and protect Lender against any liability, loss or expense arising from any such claims, demands, or disputes or out of any such reclamation, return or repossession of goods forming a part of the Collateral and provide Lender with not less than thirty (30) days prior notice before changing the location of its chief executive office or any of its places of business.

         4.12.    NOTICE OF DEFAULT AND LOSS

                  Give immediate notice to Lender upon the occurrence of any Event of Default or event which with notice or lapse of time or otherwise would constitute an Event of Default and of any material loss or damage to any of the Collateral.

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         4.13.    INDEBTEDNESS

                  Not create, incur, assume, or suffer to exist any indebtedness, except for (a) indebtedness under the Loan Documents; (b) indebtedness incurred in the normal course of business and payable by its terms within one (1) year after the incidence thereof; or (c) indebtedness to which the Lender has consented in writing.

         4.14.    ENCUMBRANCES

                  Not create, incur, assume or suffer to exist any Encumbrance (other than the Encumbrance created by this Agreement) upon any of the Collateral, whether now owned or hereafter acquired, except for those Encumbrances set forth in EXHIBIT C attached hereto.

         4.15.    FUNDAMENTAL CHANGES

                  Not amend its Articles of Incorporation by any amendment which would adversely affect Borrower's ability to perform or comply with any of the terms, conditions or agreements to be performed or complied with by Borrower hereunder or to perform any of the transactions contemplated hereby, consolidate or merge with any other limited liability company, corporation, partnership, or other entity, or purchase, lease or otherwise acquire all or substantially all of the assets of any other entity, except that Borrower may own notes and other receivables acquired in the ordinary course of business.

         4.16.    TRANSFER OF COLLATERAL

                  Not sell, lease, assign, pledge or otherwise dispose of any of the Collateral, whether now owned or hereafter acquired, except in the ordinary course of business and for fair market value.

         4.17.    USE OF PROCEEDS

                  Not use, or allow the use of, the proceeds of the Revolving Credit Loan for any purpose which would cause any violation of Regulations U, T, or X of the Board of Governors of the Federal Reserve System or for any purpose other than that specified in SECTION 1.3 hereof.


5.       SECURITY

         5.1.     COLLATERAL

                  As security (a) for the punctual payment of the principal of the Note, together with the interest and premium, if any, thereon, including all advances thereunder, and all modifications, renewals, extensions, and re-amortizations thereof or any part thereof, however evidenced, (b) for the punctual payment of all other sums and interest, if any, thereon, becoming due or payable to Lender under the provisions hereof or of any other Loan Document, and (c) the due performance and observance by Borrower of all of the covenants,


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conditions and other provisions hereof and of the other Loan Documents (all of the indebtedness and other obligations of Borrower described in this SECTION 5.1 being hereinafter referred to collectively as the "OBLIGATIONS"), Borrower hereby grants to Lender a security interest in, and assigns and pledges to Lender all of the following (collectively, the "COLLATERAL"): (i) all accounts (as hereinafter defined) now owned or hereafter acquired by Borrower; (ii) all equipment (as hereinafter defined) now owned or hereafter acquired by Borrower; and (iii) all proceeds (as hereinafter defined) of the foregoing. For purposes of this Agreement: "ACCOUNTS," "EQUIPMENT" and "PROCEEDS" have the meanings ascribed to them in Article 9 of the Uniform Commercial Code as in effect in the State of Georgia on the date hereof.

         5.2.     FINANCING STATEMENTS

                  At the request of Lender, Borrower will join with Lender in executing financing statements, continuation statements, and other documents with respect to the Collateral pursuant to the Uniform Commercial Code and otherwise, in form satisfactory to Lender, and Borrower will pay the cost of filing the same in all public offices wherever Lender deems filing to be necessary or desirable. Borrower grants Lender the right, at Lender's option, to file any or all such continuation statements and such other documents pursuant to the Uniform Commercial Code and otherwise, without Borrower's signature where legally permissible, and irrevocably appoints Lender as Borrower's attorney-in-fact to execute any such statements and documents in Borrower's name and to perform all other acts which Lender deems appropriate to perfect and continue the security interests conferred by this Agreement.

         5.3.     NO RELEASE

                  No injury to, or loss or destruction of, any item of the Collateral shall relieve Borrower of any obligation under this Agreement or under any of the other Loan Documents.


6.       EVENTS OF DEFAULT AND REMEDIES

         6.1.     EVENTS OF DEFAULT

                  The occurrence of any one or more of the following events shall constitute an Event of Default hereunder: (a) Borrower shall fail to pay in full, when due, any five (5) payments under the Note; or (b) Borrower shall fail to pay in full, when due, any amount due under the Note upon the maturity thereof; or (c) any representation or warranty made by or on behalf of Borrower herein or in any other Loan Document shall prove to have been incorrect or misleading or breached in any material respect on or as of any date as of which made; or (d) Borrower shall at any time fail to observe, satisfy or perform any of the covenants or agreements contained in SECTION 4 or 5 hereof and such failure shall continue unremedied for a period of five (5) Business Days after written notice of the existence of such failure shall have been received by Borrower from Lender; or (e) Borrower shall fail to observe or perform any other term, covenant or agreement contained in this Agreement or in any other Loan Document to be observed or performed on its part and such failure shall continue unremedied


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
for a period of five (5) Business Days after written notice of the existence of such failure shall have been received by Borrower from Lender; or (f) any event of default under any of the Loan Documents shall occur; or (g) a decree or order for relief of Borrower shall be entered by a court of competent jurisdiction in any involuntary case involving Borrower under any bankruptcy, insolvency, or similar law now or hereafter in effect, or a receiver, liquidator, or other similar agent for Borrower or for any substantial part of Borrower's assets or property shall be appointed, or the winding up or liquidation of Borrower's affairs shall be ordered; or (h) Borrower shall commence a voluntary case under any bankruptcy, insolvency, or similar law now or hereafter in effect, or Borrower shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator or other similar agent for Borrower or for any substantial part of Borrower's assets or property, or Borrower shall make any general assignment for the benefit of creditors, or Borrower shall take any action preparatory to or otherwise in furtherance of any of the foregoing, or Borrower shall fail generally to pay its debts as such debts come due; or (i) one or more judgments or decrees shall be entered against Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $50,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof.

         6.2.     RIGHTS AND REMEDIES OF LENDER

                  Upon the occurrence of any Event of Default, Lender may, at its option, exercise any one or more of the following rights and remedies: (a) declare the Commitment and Lender's obligation to advance the Borrowings to be terminated, and declare the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement and the other Loan Documents to be accelerated, and to be immediately due and payable, whereupon the Note, all such accrued interest, and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any of the other Loan Documents to the contrary notwithstanding; (b) notify all parties under the contracts and accounts forming all or any part of the Collateral to make any payments due to Borrower from such parties directly to Lender; (c) in Lender's own name, or in the name of Borrower, demand, collect, receive, sue for, and give receipts and releases for, any and all amounts due under such contracts and accounts; (d) endorse as the agent of Borrower any chattel paper, documents, or instruments forming all or any part of the Collateral; (e) take any other action which Lender deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (f) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Lender under other provisions of this Agreement, under the Note, under any of the other Loan Documents, or provided by applicable law (including, without limitation, the Uniform Commercial Code as in effect in the State of Georgia).



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

         6.3.     APPLICATION OF PROCEEDS

                  Any proceeds from the collection or sale or other disposition of the Collateral shall be applied in the following order of priority: First, to the payment of all expenses of collecting, storing, leasing, operating, managing, selling, or disposing of the Collateral, and to the payment of all sums which Lender may be required or elect to pay, if any, for taxes, assessments, insurance, and other charges upon such Collateral or any part thereof, and of all other payments which Lender may be required or authorized to make under any provision of this Agreement or of any other Loan Document (including in each such case reasonable legal costs and attorneys' fees and expenses); Second, to the payment of all Obligations; and Third, to the payment of any surplus then remaining to Borrower, unless otherwise provided by law or directed by a court of competent jurisdiction; provided that Borrower shall be liable for any deficiency if the proceeds are insufficient to satisfy all of the Obligations.

         6.4      ISSUANCE OF ADDITIONAL WARRANTS

                  Borrower shall issue to Lender an additional stock purchase warrant (an "ADDITIONAL WARRANT") within five (5) Business Days after each occurrence of either of the following: (a) the failure by Borrower to pay in full, when due, three (3) consecutive payments under the Note; or (b) the failure by Borrower on two (2) occasions to pay in full, when due, two (2) consecutive payments under the Note (the amount specified in clause (a) or (b) that Borrower fails to pay when due, the "PAST DUE AMOUNT"). Each Additional Warrant shall be in substantially the form of the stock purchase warrant attached hereto as EXHIBIT B, except as set forth in the following sentence. Pursuant to each Additional Warrant, (i) the holder thereof shall have the right to purchase that number of shares of Borrower's Common Stock, par value $.01 per share (the "COMMON STOCK"), which is equal to the quotient of (A) the Past Due Amount divided by (B) $1.50, and (ii) the exercise price per share of Common Stock for which such holder may purchase the shares issuable under such Additional Warrant is $.01 per share; provided that for purposes of computing the quotient referred to above in this sentence in the case of each Additional Warrant, if any, to be issued pursuant to this Section 6.4 after the first Additional Warrant, clause (A) of such quotient shall be deemed to read in its entirety as follows: "(A) such portion, if any, of the Past Due Amount which exceeds the largest previous Past Due Amount determined in accordance with the provisions of this Section 6.4 divided by".


7.       MISCELLANEOUS PROVISIONS

         7.1.     ADDITIONAL ACTIONS AND DOCUMENTS

                  Borrower shall take or cause to be taken such further actions, shall execute, deliver, and file or cause to be executed, delivered, and filed such further documents and instruments, and shall obtain such consents as may be necessary or as Lender may reasonably request in order fully to effectuate the purposes, terms, and conditions of this Agreement and the other Loan Documents, whether before, at or after the closing of transactions contemplated hereby and thereby or the occurrence of an Event of Default hereunder.

         7.2.     EXPENSES

                  Borrower shall pay all expenses of Lender incident to this Agreement, including legal and accounting fees and disbursements.

         7.3.     NOTICES

                  All notices, demands, requests, or other communications provided for herein or in the other Loan Documents shall be in writing and shall be hand delivered, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by telegram, telex, or facsimile transmission, addressed as follows:

                   (a)      If to Borrower:

                            HeadHunter.NET, Inc.
                            6410 Atlantic Boulevard, Suite 160
                            Norcross, GA  30071
                            Attention:  Warren Bare
                            Facsimile No.:  (770) 300-9298
                            E-mail:  warrenb@HeadHunter.NET

                   (b)      If to Lender:

                            ITC Service Company
                            1239 O.G. Skinner Drive
                            West Point, GA  31833
                            Attention:  Bryan W. Adams
                            Facsimile No.: (706) 643-5067
                            E-mail:  badams@itchold.com

                            with a copy (which shall not constitute notice) to:

                            Kimberley E. Thompson
                            Senior Vice President, General Counsel and Secretary 4717 Dolphin Lane
                            Alexandria, Virginia 22309
                            Facsimile No.: 703/619-9720
                            E-mail:  kthompson@itchold.com

or such other address as the addressee may indicate by written notice to the other parties.

                  Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile) the confirmation being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         7.4.     SEVERABILITY

                  If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement.

         7.5.     SURVIVAL

                  It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties, and indemnities made by Borrower in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of all advances and extensions of credit thereunder.

         7.6.     WAIVER

                  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         7.7.     RIGHTS CUMULATIVE

                  Except as specifically provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by Borrower or by Lender of any other rights or the seeking of any other remedies against the other, or its successors or assigns. Nothing contained herein shall preclude a party from seeking equitable relief, where appropriate.

         7.8.     ENTIRE AGREEMENT; MODIFICATION

                  This Agreement, the exhibits hereto, and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the matters contemplated herein, supersede all prior oral and written agreements with respect to the matters contemplated herein, and may not be modified, deleted or amended except by written instrument executed by the parties. All terms of this Agreement and of the other Loan Documents shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

         7.9.     TERMINATION

                  This Agreement shall terminate upon payment in full of all amounts payable and performance of all other obligations owed by Borrower to Lender under this Agreement and under the other Loan Documents.

         7.10.    GOVERNING LAW

                  This Agreement and the other Loan Documents, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Georgia (excluding the choice of law rules thereof).

         7.11.    PRONOUNS

                  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

         7.12.    HEADINGS

                  Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         7.13.    PAYMENTS

                  If any payment or performance of the Note or of any of the other obligations under this Agreement or any of the other Loan Documents becomes due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day, and interest thereon (if applicable) shall be payable at the then applicable rate during such extension. For the purposes of this Agreement, "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized by law to close.

         7.14.    COUNTERPARTS

                  This Agreement and any of the other Loan Documents may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement or any other Loan Document to produce or account for any particular number of counterparts; but rather any number of counterparts shall be sufficient so long as those counterparts contain the respective signatures of, or on behalf of, all of the parties hereto.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                           BORROWER:

                                           HeadHunter.NET, Inc.



                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           LENDER:

                                           ITC Service Company



                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                              REVOLVING CREDIT NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY, WITHOUT A VIEW TO RESALE OR DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND REGULATIONS PROMULGATED THEREUNDER AND APPLICABLE STATE SECURITIES LAWS.



                              REVOLVING CREDIT NOTE


$3,000,000                                                   January 28, 1999


                  FOR VALUE RECEIVED, HeadHunter.NET, Inc., a Georgia corporation (the "MAKER"), promises to pay to the order of ITC Service Company, a Georgia corporation, or assigns (the "LENDER" or the "HOLDER"), at 1239 O.G. Skinner Drive, West Point, Georgia 31833, or at such other place as the Holder of this Note may from time to time designate, the principal amount of Three Million Dollars ($3,000,000), or so much thereof as may be advanced from time to time under that certain Loan and Security Agreement, dated as of January 28, 1999, by and between the Maker and the Lender (the "LOAN AGREEMENT"), and remains outstanding, together with accrued and unpaid interest on such advances at the rate of eleven percent (11%) per annum as follows:

                  In the event the Ending Date, as determined in accordance with the provisions of the Loan Agreement, is prior to December 31, 1999, then the entire outstanding principal amount of this Note, together with all interest accrued thereon, shall be due and payable in full on such Ending Date.

                  If, however, the Ending Date, as determined in accordance with the provisions of the Loan Agreement, is December 31, 1999, then the amounts payable under this Note shall be paid in accordance with the following provisions: All accrued and unpaid interest under this Note shall be due and payable in full on the following dates: (i) December 31, 1999; (ii) the last day of each calendar month thereafter, commencing with January 31, 2000 and continuing until all amounts due and payable under this Note have been paid in full, and (iii) in the event the outstanding principal amount of this Note becomes due and payable in full on a day which is not the last day of a calendar month, then on such day. Reference is made to Schedule 1 to this Note. On each date specified on such Schedule 1, the Maker shall make a payment to the Holder in an amount equal to the greater of (a) all accrued and unpaid interest under this Note, and (b) the amount specified on such Schedule 1 opposite such date, provided that in the event this Note is repaid in full prior to the last date specified on such Schedule 1, the Maker shall have no further obligation to make the payment or payments contemplated by such Schedule 1 to be made after the date this Note is repaid in full. In the event that the amount paid by the Maker to the Holder on any such date exceeds all accrued and unpaid interest under this Note as of the date such payment is made, the amount of such payment shall be applied, first, to the payment of such accrued and unpaid interest, and second, to the outstanding principal amount of this Note. The entire outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full on December 31, 2001, provided that if an Initial Public Offering or a Private Equity Funding shall occur on or after December 31, 1999 and before the payment in full of the outstanding principal amount of this Note pursuant to the foregoing provisions of this paragraph, the entire outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full on the closing date of such Initial Public Offering or Private Equity Funding, as the case may be.

                  All payments hereunder shall be made in lawful money of the United States of America, without offset.

                  All capitalized terms used herein which are not defined herein shall have the meanings ascribed to them in the Loan Agreement.

                  The unpaid amount of this Note (principal and interest) may be prepaid in whole or in part at any time or times without premium or penalty. Each prepayment shall be applied first to the payment of all interest and other amounts accrued hereunder on the date of any such prepayment, and the balance of any such prepayment shall be applied to the principal amount hereof. No prepayment shall entitle any person to be subrogated to the rights of the Holder unless and until this Note has been paid in full.

                  This Note is the Note referred to in the Loan Agreement and evidences the Revolving Credit Loan advanced or to be advanced by the Lender to or for the benefit of the Maker as borrower under the Loan Agreement. Neither the reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal amount hereof, together with interest accrued thereon, when due.

                  The occurrence of an Event of Default under the Loan Agreement shall constitute an event of default ("EVENT OF DEFAULT") hereunder. Upon the occurrence of any such Event of Default hereunder, the entire outstanding principal amount hereof, and all accrued and unpaid interest thereon, and any other amounts due under the Loan Agreement, shall be accelerated, and shall be immediately due and payable, at the option of the Holder, without demand or notice, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law, or as provided in the Loan Agreement. Failure to exercise said option or to pursue such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default.

                  The Holder may, upon the occurrence of any such Event of Default hereunder, have resort to the Collateral given as security for this Note in any order, and may sell and dispose of such Collateral in whole or in part, at any time or from time to time, with no requirement on the part of the Holder of this Note to marshal assets. The Holder shall not be required to preserve any rights in such collateral as against prior parties. In the event that the Holder is required to give notice of any intended disposition of Collateral held as security for this Note, ten (10) Business Days' notice given by mail to the last known address of the Maker shall be deemed to be reasonable notice.

                  The Maker promises to pay all costs and expenses (including without limitation reasonable attorneys' fees and disbursements) incurred in connection with the collection hereof or in the protection or realization of any collateral now or hereafter given as security for the repayment hereof, and to perform each and every covenant or agreement to be performed by the Maker under this Note, under the Loan Agreement, and under any other instrument evidencing or securing the obligation represented by this Note.

                  Any payment on this Note coming due on a Saturday, a Sunday, or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder.

                  The Maker hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of the Maker.

                  No single or partial exercise by the Holder of any right hereunder, under the Loan Agreement, or under any other agreement given as security for this Note or pertaining hereto, shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

                  Whenever used herein, the words "Maker" and "Holder" shall be deemed to include their respective successors and assigns.

                  This Note shall be governed by and construed under and in accordance with the laws of the State of Georgia (but not including the choice of law rules thereof).

                  IN WITNESS WHEREOF, the undersigned has duly executed this Note, or has caused this Note to be duly executed on its behalf, as of the day and year first hereinabove set forth.

                                             HEADHUNTER.NET, INC.



                                             By:
                                                ------------------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT A

                                   SCHEDULE 1



                                PAYMENT SCHEDULE


DATE                                AMOUNT
----                                ------
DECEMBER 31, 1999          $164,000 (ESTIMATED FOR 1999)

JANUARY 31, 2000           $27,500 (ESTIMATED BASED ON $3 MILLION OUTSTANDING)

FEBRUARY 29, 2000          $27,500 (ESTIMATED BASED ON $3 MILLION OUTSTANDING)

MARCH 31, 2000             $27,500 (ESTIMATED BASED ON $3 MILLION OUTSTANDING)

APRIL 30, 2000             $27,500 (ESTIMATED BASED ON $3 MILLION OUTSTANDING)

MAY 31, 2000               $27,500 (ESTIMATED BASED ON $3 MILLION OUTSTANDING)

JUNE 30, 2000              $27,500 (ESTIMATED BASED ON $3 MILLION OUTSTANDING)

JULY 31, 2000              $27,500 (ESTIMATED BASED ON $3 MILLION OUTSTANDING)

AUGUST 31, 2000            $27,500 (ESTIMATED BASED ON $3 MILLION OUTSTANDING)

SEPTEMBER 30, 2000         $27,500 (ESTIMATED BASED ON $3 MILLION OUTSTANDING)

OCTOBER 31, 2000           $131,441

NOVEMBER 30, 2000          $166,544

DECEMBER 31, 2000          $142,353

JANUARY 31, 2001           $136,107

FEBRUARY 29, 2001          $89,165

MARCH 31, 2001             $124,735

APRIL 30, 2001             $145,893

MAY 31, 2001               $201,995

JUNE 30, 2001              $241,823

JULY 31, 2001              $267,643

AUGUST 31, 2001            $260,387

SEPTEMBER 30, 2001         $315,665

OCTOBER 31, 2001           $285,674

NOVEMBER 30, 2001          $380,505

DECEMBER 31, 2001          $383,531

                                                                      EXHIBIT B

                                     WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAWS AND REGULATIONS PROMULGATED THEREUNDER. THE TRANSFERABILITY OF THIS WARRANT ALSO IS RESTRICTED AS PROVIDED IN SECTION 4 HEREOF.


                             STOCK PURCHASE WARRANT

         This Warrant is issued as of January 7, 1999, by HeadHunter.NET, Inc. (the "COMPANY"), a Georgia corporation, to ITC Service Company ("ITC"), a Georgia corporation (ITC and any subsequent assignees or transferees hereof are hereinafter referred to collectively as "HOLDER" or "HOLDERS").

1.       ISSUANCE OF WARRANT; TERM.

         For and in consideration of ITC's agreement to enter into that certain Loan and Security Agreement (the "LOAN AGREEMENT"), dated as of January 7, 1999, by and between the Company and ITC, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase that number of shares of Company's Common Stock, par value $.01 per share (the "COMMON STOCK") as determined under the provisions of SECTION 2. The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "SHARES". This Warrant shall be exercisable commencing on the earliest of (i) December 31, 1999, (ii) the closing of a public sale of the Borrower's Common Stock pursuant to the registration provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), at a minimum aggregate offering price to the public of $20 million, as a result of which a public trading market for the Common Stock is created (an "INITIAL PUBLIC OFFERING"), or (iii) any sale, transfer, exchange, pledge or other disposition of the Borrower's Common Stock not requiring registration under the Securities Act in excess of $20 million (a "PRIVATE EQUITY FUNDING"), and ending on December 31, 2009 (the "WARRANT TERM").

2.       EXERCISE PRICE;  NUMBER OF SHARES.

         (a) The exercise price ("EXERCISE PRICE") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be that per share value as determined under SUBSECTION (B) of SECTION 2(B)(I), 2(B)(II) or 2(B)(III), as applicable.

         (b) Subject to the terms set forth in this Warrant (including, without limitation, the adjustment provisions of SECTION 2(C) and SECTION 7), on any date during the Warrant Term, the Holder hereof shall be entitled to purchase such number of Shares as is calculated below:

                  (i) if the Company closes an Initial Public Offering before December 31, 1999, Holder shall be entitled to purchase such number of Shares as is equal to the quotient of (A) $3,000,000, divided by (B) the per share selling price to the public of the Common Stock in the Initial Public Offering;

                  (ii) if the Company closes a Private Equity Funding before December 31, 1999, Holder shall be entitled to purchase such number of Shares as is equal to the quotient of (A) $3,000,000, divided by (B) the per share selling price to investors of the Common Stock in the Private Equity Funding; or

                  (iii) if the Company does not close an Initial Public Offering or a Private Equity Funding before December 31, 1999, Holder shall be entitled to purchase such number of Shares as is equal to the quotient of (A) $3,000,000, divided by (B) the fair market value of a share of Common Stock as of December 31, 1999, as jointly determined in good faith by the Company and ITC.

The quotient of the applicable calculation set forth in SECTION 2(B)(I), 2(B)(II) or 2(B)(III), as the case may be, as determined in accordance with the provisions hereof, is hereinafter referred to as the "ORIGINAL SHARE AMOUNT."

         (c) If any amounts, whether principal, interest or otherwise, remain outstanding after December 31, 1999 under that certain Revolving Credit Loan (the "LOAN") made available pursuant to the Loan Agreement, the number of Shares purchasable pursuant to this Warrant shall, without adjustment to the per share Exercise Price, increase from the Original Share Amount to equal the sum of (1) the Original Share Amount, plus (2) the product of (A) the Original Share Amount, multiplied by (B) the Loan Factor (as defined below). The adjustment set forth in this section shall apply whether or not the Holder has exercised its right to purchase any shares purchasable hereunder prior to the date of any such adjustment.

         "LOAN FACTOR" shall be equal to the product of (A) 0.1, multiplied by
(B) the number of calendar months (with any fraction of a calendar month to be considered to be a whole calendar month) that any amounts under the Loan, whether principal, interest or otherwise, remain outstanding after December 31, 1999.

3.       EXERCISE.

         This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) as to all or any increment or increments of One Hundred (100) Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at the following address: HeadHunter.NET, Inc., 6410 Atlantic Boulevard, Suite 160, Norcross, GA 30071; Attention: Warren Bare, or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and a check payable to the Company (or wire transfer of funds to the Company) for the aggregate purchase price of the Shares so purchased. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

4.       COVENANTS AND CONDITIONS.

         The above provisions are subject to the following:

                  (a) Neither this Warrant nor the Shares have been registered under the Securities Act or any state securities laws ("BLUE SKY LAWS"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or the availability of an exemption from registration under the Securities Act and applicable Blue Sky Laws. Transfer of the shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant, and the certificates representing such Shares shall bear substantially the following legend:

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT AND REGULATIONS PROMULGATED THEREUNDER AND APPLICABLE STATE SECURITIES LAWS.

         The Holder hereof and the Company agree to execute such other documents and instruments as the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

                  (b) The Company covenants and agrees that (i) all Shares which may be issued upon exercise of the Warrant, upon issuance, shall be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof; (ii) the Company will not close its books against the exercise of the Warrant or the transfer of the Common Stock issued or issuable upon exercise of the Warrant in any manner which would interfere with the timely exercise of the Warrant; and (iii) the Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of effecting the exercise of the Warrant, the full number of shares of Common Stock which would be deliverable upon the exercise of the Warrant.


5.       TRANSFER OF WARRANT.

         (a) Prior to January 7, 2000, ITC may not transfer, in whole or in part, without the written consent of the Company (which shall not be unreasonably delayed or withheld), this Warrant or the Shares to any person or business entity other than Affiliates (as defined in Rule 144(a) of the Securities Act) of ITC.

         (b) Subject to the provisions of SECTION 4 and SECTION 5(A) hereof, this Warrant may be transferred, in whole or in part, on or after January 7, 2000, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

6. WARRANT HOLDER NOT SHAREHOLDER; RIGHTS OFFERING; PREEMPTIVE RIGHTS; PREFERENCE RIGHTS.

         Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering.

7.       ADJUSTMENT UPON CHANGES IN STOCK.

         The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

                  (a) Stock Dividend, Stock Split or Subdivision of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Exercise Price shall be appropriately decreased and the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares.

                  (b) Combination of Shares. If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Exercise Price shall be appropriately increased and the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares.

                  (c) Merger, Consolidation, Share Exchange, Reorganization, Etc. If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, recapitalization, exchange of shares, or reorganization of the Company, sale or transfer of substantially all of the assets of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, then lawful provision shall be made by the Company so that the Holder exercising this Warrant shall receive, for the aggregate Exercise Price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, recapitalization, exchange of shares, reorganization, sale or other similar event.


8.       CERTAIN NOTICES.

                  (a) Adjustment Certificate. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to
         SECTION 2(C) or SECTION 7, the Company shall issue a certificate to each Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment.

                  (b)      Specific Notices.  In case:

                           (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                           (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another Company, or any conveyance of all or substantially all of the assets of the Company to another Company, or

                           (iii) of any voluntary dissolution, liquidation or
                  winding-up of the Company,
then, and in each such case, the Company will notify each Holder of, as the case may be, (1) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (2) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, or winding-up. For any such notification required under either (1) or (2) above, the Company shall provide to Holder written notice at least twenty (20) days prior to the date specified therein.


9.       NO FRACTIONAL SHARES.

                  No fractional shares shall be issued upon the exercise of this Warrant. If any adjustment under either SECTION 2(C) or SECTION 7 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward.

10.      AMENDMENTS.

                  The terms and provisions of this Warrant may not be modified or amended, or any provisions hereof waived, temporarily or permanently, except by written consent of the Company and a majority in interest of the Holders hereof.

11.      GOVERNING LAW.

                  This Warrant shall be governed by, and construed in accordance with, the laws of the State of Georgia (excluding the choice of law rules thereof).

                     ---------------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Warrant to be duly executed on their behalf as of the date first above written.

                                      HEADHUNTER.NET, INC., a
                                      Georgia corporation


                                      By:
                                         -----------------------------------
                                      Title:
                                            --------------------------------


                                      ITC SERVICE COMPANY, a
                                      Georgia corporation


                                      By:
                                         -----------------------------------
                                      Title:
                                            --------------------------------

                                                                       EXHIBIT C

                                  ENCUMBRANCES


Lease on the Cannon MP 4050 copier (Serial No. F127400)

                                                                       EXHIBIT D

                                  CAPITAL STOCK

STOCK

                                                              Number of Shares
                                                              ----------------
                  Name                   Title         Common         Class A Pref         TOTAL            %
-----------------------------------------------------------------------------------------------------------------
       ITC Holding Company                n/a                          2,750,000         2,750,000         35.87%
       Warren L. Bare                     CEO         1,710,000           50,000         1,760,000         22.96%
       Bare Family Trust                                225,000                            225,000          2.93%
       Warren Bare G. R.A. Trust                        225,000                            225,000          2.93%
       Others (gifted by Warren Bare)                    40,000                             40,000          0.52%

2ND ROUND FINANCING
       ITC Holding Company (conversion of $3.5 million debt)           2,333,333         2,333,333         30.43%
       Officers of HeadHunter.NET and ITC Holding                        333,334           333,334          4.35%

       SUBTOTAL (SHARES OUTSTANDING)                  2,200,000        5,466,667         7,666,667        100.00%

WARRANTS
       ITC Holding Company - warrants                                                      416,667
                                                                                           =======


                                                                                          GRANT         VEST START       EXERCISE
                                                                                          DATE             DATE           PRICE
OPTIONS                                                                                   ----------------------------------------

1 S      Andrew, Matthew         Account Executive             500         500            01/28/99      01/28/99           $1.50
2 S      Bex, Jessica            Account Executive             500         500            01/28/99      01/28/99           $1.50
3 M      Brannan, Keith          Marketing Sr Manager        3,000       3,000            08/03/98      08/03/98           $1.50
4 0      Brown, Edward           Network Support               500         500            08/26/98      08/26/98           $1.50
5 S      Canfield, Jim           VP SALES                  100,000     100,000            10/22/98      10/22/98           $1.50
6 S      Cotton, Molly           Account Executive             500         500            12/17/98      12/17/98           $1.50
7 S      Cusumano, Cristin       Account Executive             500         500            09/20/98      10/22/98           $1.50
8 S      Darr, Jeremy            Account Executive             500         500            07/28/98      07/28/98           $1.50
9 0      D'Avanzo, Christine     Network Support               500         500            07/28/98      07/28/98           $1.50
10 S     Delaney, Michael        Account Executive             500         500            08/26/98      08/26/98           $1.50
11 G     Dopher, Ken             CFO                       100,000     100,000            01/14/98      01/14/98           $0.40
12 S     Edwards, Brent          Account Executive             500         500            01/28/99      01/28/99           $1.50
13 S     Fallis, Jennifer        Account Executive             500         500            05/22/98      05/22/98           $1.40
14 T     Field, Colin            Senior Software Developer   5,000       5,000            05/22/98      05/22/98           $1.40
15 S     Fletcher, Julia         Account Executive             500         500            01/28/99      01/28/99           $1.50
16 0     Fouralker, Mark         VP OPERATIONS               7,500       7,500            05/22/98      05/22/98           $1.40
0        Fouraker, Mark          VP OPERATIONS              17,500      17,500            10/22/98      10/22/98           $1.50
17 S     Goss, Lee               Account Executive             500         500            10/22/98      10/22/98           $1.50
18 M     Hackett, Judy           SENIOR VP MARKETING        50,000      50,000            05/22/98      05/22/98           $1.40
19 S     Hall, Mary              Administrative Assist         500         500            08/06/98      08/26/98           $1.50
20 S     Harper, Kevin           Account Executive             500         500            01/28/99      01/28/99           $1.50
21 S     Hoback, Jason           Sales Team Leader             500         500            02/19/98      02/19/98           $0.40
S        Hoback, Jason           Sales Team Leader           2,500       2,500            12/17/98      09/24/98           $1.50
22 S     Holzworth, Wendy        Account Executive             500         500            03/19/98      03/19/98           $0.40
23 S     Hughes, Brooks          Account Executive             500         500            03/19/98      03/19/98           $0.40
24 G     Keni, Vinod             Controller                 10,000      10,000            07/28/98      07/28/98           $1.50
25 T     Lam, Jerry              Senior Software Developer   5,000       5,000            12/17/98      12/17/98           $1.50
26 S     McCormick, Todd         Account Executive             500         500            08/26/98      08/26/98           $1.50
27 S     McGinley, David         Account Executive             500         500            01/28/99      01/28/99           $1.50
28 S     Miller, Joshua          Account Executive             500         500            01/28/99      01/28/99           $1.50

29 G     Montgomery, Bob         COO                       100,000     100,000            01/07/99      01/07/99           $1.50
30 G     Moore, Barbara          Administrative Assist       2,500       2,500            01/14/98      01/14/98           $0.40
01/14/98 $0.40

                                                                         GRANT            VEST START
                                                                          DATE            DATE             EXERCISE PRICE
OPTIONS                                                                ----------------------------------------------------------
31 T     Myers, Chad             Software Developer            750       1,000            06/15/98          06/18/98      $1.40
32 S     Owens, Patricia         Account Executive             500         500            01/28/99          01/28/99      $1.50
33 T     Patton, David           Web Editor                  1,000         750            06/18/98          06/18/98      $1.40
34 T     Pike, Shane             Software Developer          2,500       2,500            07/28/98          07/28/98      $1.50
35 G     Poulin, Melanie         Accountant                  1,000       1,000            01/28/99          01/28/99      $1.50
36 T     Presley, Eric           VP TECHNOLOGY              50,000      50,000            01/14/98          01/14/98      $0.40
37 T     Retchko, Jesse          Software Developer         10,000      10,000            01/14/98          01/14/98      $0.40
38 0     Satterfield, Matt       Customer Support              500         500            07/28/98          07/28/98      $1.50
39 S     Self, Roland            Account Executive             500         500            01/28/99          01/28/99      $1.50
40 S     Shaw, James             Account Executive             500         500            08/26/98          08/26/98      $1.50
41 M     Sieck, Carter           Marketing Manager           2,500       2,500            08/26/98          08/26/98      $1.50
42 S     Singler, Scott          Account Executive             500         500            05/22/98          05/22/98      $1.40
43 S     Starkey, Richard        Account Executive             500         500            07/28/98          07/28/98      $1.50
44 0     Stephens, Stacey        Customer Support              500         500            02/19/98          02/19/98      $0.40
45 S     Wagerman, Roger         Sales Team Leader             500         500            02/19/98          02/19/98      $0.40
S        Wagerman, Roger         Sales Team Leader           2,500       2,500            12/17/98          09/24/98      $1.50
46 S     Waters, Timothy         Account Executive             500         500            01/28/99          01/28/99      $1.50
47 T     Watson, Jason           Software Developer         50,000      50,000            01/14/98          01/14/98      $0.40
48 S     Wilkins, Tawnya         Account Executive             500         500            10/22/98          10/22/98      $1.50
49       Cox, Doug               DIRECTOR                   10,000      10,000            03/19/98          03/19/98      $0.40
50       Goldstein, Burton       DIRECTOR                   10,000      10,000            07/15/98          07/15/98      $1.40
51       Montgomery, Bob         DIRECTOR                   10,000      10,000            03/19/98          03/19/98      $0.40
52       Scott, Bill             DIRECTOR                   10,000      10,000            03/19/98          03/19/98      $0.40
53       Weber, Don              DIRECTOR                   10,000      10,000            07/15/98          07/15/98      $1.40

         SUBTOTAL (OPTIONS GRANTED)                                    588,250                               $1.0274 weighted avg
         POOL AVAILABLE                                                294,000
                                                                     ---------
         TOTAL OPTIONS                                                 882,250
                                                                     ---------

TOTAL SHARES (INCLUDING WARRANTS AND OPTIONS DILUTION)               8,965,584
                                                                     =========


                                       2